UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009

NEXITY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51273	63-0523669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3680 Grandview Parkway, Suite 200 Birmingham, Alabama	35243
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 298-6391

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 29, 2009, the Board of Directors of Nexity Financial Corporation (the “Company”) unanimously voted to delist its common stock, par value $.01 per share (the “Common Stock”), from the NASDAQ Global Market (“NASDAQ”), where it trades under the symbol “NXTY”, by filing a Form 25 with the Securities and Exchange Commission (“SEC”) and to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the “Act”), by filing a Form 15 with the SEC.  In connection therewith, the Company notified NASDAQ on January 30, 2009 of the Company’s intention to file a Form 25 on or about February 9, 2009.  The Company anticipates that trading of its Common Stock will be suspended on February 9, 2009 and the Form 25 will become effective and the Common Stock delisted ten (10) days following its filing.

Also, on or about February 9, 2009, the filing date of the Form 25, the Company intends to file a Form 15 with the SEC to voluntarily effect the deregistration of its Common Stock.  The Company is eligible to deregister by filing Form 15 and thereby exit the Securities and Exchange Commission period reporting system because it has fewer than 300 holders of record of its Common Stock.  Upon the filing of the Form 15, the Company’s reporting obligations to file reports under the Act, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.  The Company does not intend to arrange for the listing or quotation of its securities on any other securities exchange or quotation system.

The Company intends to continue reporting to its shareholders as required by Delaware law and the Company’s bylaws.

On January 30, 2009, the Company issued a press release announcing its intention to voluntarily withdraw its Common Stock from registration under the Act and to delist its Common Stock from the NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated January 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:	January 30, 2009
NEXITY FINANCIAL CORPORATION

/s/ John J. Moran
		By:	John J. Moran
		Its:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 30, 2009.

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